Exhibit 1.1

[●] Shares

CONSTRUCTION PARTNERS, INC.

CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

[●], 2018

[●], 2018

ROBERT W. BAIRD & CO. INCORPORATED

RAYMOND JAMES & ASSOCIATES, INC.

STEPHENS INC.

As Representatives of the Several Underwriters

Identified in Schedule I Hereto

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

Construction Partners, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Robert W. Baird & Co. Incorporated, Raymond James & Associates, Inc. and Stephens Inc. (the “Representatives”) are acting as representatives, and certain stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) severally propose to sell to the Underwriters, subject to the terms and conditions set forth herein, an aggregate of [●] shares (the “Firm Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), of which [●] shares are to be issued and sold by the Company and [●] shares are to be sold by the Selling Stockholders, with each Selling Stockholder selling the number of Firm Shares set forth opposite such Selling Stockholder’s name in Schedule II hereto.

The Selling Stockholders also propose to sell to the Underwriters, subject to the terms and conditions set forth herein, up to an aggregate of [●] additional shares of Common Stock (the “Additional Shares”), with each Selling Stockholder selling up to the number of Additional Shares set forth opposite such Selling Stockholder’s name in Schedule II hereto, if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are collectively referred to herein as the “Shares.”

Robert W. Baird & Co. Incorporated (the “Directed Share Underwriter”) agrees that up to [●] shares of the Firm Shares to be purchased by it (the “Directed Shares”) shall be reserved for sale to certain eligible directors, officers and employees of the Company and to other parties related to the Company (collectively, the “Participants”) as set forth in the Prospectus (as defined below) under the caption “Underwriting” (the “Directed Share Program”), subject to the terms and conditions set forth herein, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. To the extent that any Directed Shares are not orally confirmed for purchase by the Participants by the end of the first business day after the date hereof, such Directed Shares may be offered to the public by the Directed Share Underwriter as part of the public offering contemplated hereby.

In accordance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on

Form S-1 (Registration No. 333-224174), including a prospectus, relating to the public offering and sale of the Shares (the “Offering”). The registration statement, as amended at the time it became effective, including the exhibits and documents filed as part thereof and the information contained in the prospectus filed as part thereof pursuant to Rule 424 under the Securities Act or otherwise deemed to be part thereof pursuant to Rule 430A, 430B or 430C under the Securities Act (the “Rule 430 Information”), is referred to herein as the “Registration Statement.” If the Company files an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the Registration Statement shall be deemed to include such Rule 462 Registration Statement. The Company has also filed with, or transmitted for filing to, or shall promptly after the date hereof file with or transmit for filing to, the Commission pursuant to Rule 424(b) under the Securities Act a final prospectus (in the form first used to confirm sales of the Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) that meets the requirements of Section 10(a) of the Securities Act (the “Prospectus”). The term “Preliminary Prospectus,” at any specified time, means any preliminary prospectus included in the Registration Statement (and any amendments thereto) prior to its effectiveness, filed with the Commission pursuant to Rule 424(a) under the Securities Act, and the prospectus included in the Registration Statement at the time of its effectiveness that omits the Rule 430 Information. The term Preliminary Prospectus without reference to a specified time means the Preliminary Prospectus included in the Registration Statement or deemed a part thereof pursuant to Rule 430A under the Securities Act immediately prior to the Time of Sale (as defined below). The Prospectus shall be deemed to include the “electronic Prospectus” provided for use in connection with the Shares as contemplated by Section 6(b) hereof.

For purposes of this Underwriting Agreement (this “Agreement”): “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “issuer free writing prospectus” has the meaning set forth in Rule 433 under the Securities Act; “Permitted Free Writing Prospectus” means each free writing prospectus, if any, identified in Schedule III hereto; “Time of Sale Prospectus” means the Preliminary Prospectus, together with each Permitted Free Writing Prospectus, if any, and the other information conveyed to purchasers of the Shares at or prior to the Time of Sale, if any, as identified in Schedule III hereto; “Time of Sale” means [●] p.m., Central Time, on the date hereof; “road show” has the meaning set forth in Rule 433(h)(4) under the Securities Act; “bona fide electronic road show” has the meaning set forth in Rule 433(h)(5) under the Securities Act; “Testing-the-Waters Communication” means any oral or written communication by the Company, or any person authorized to act on behalf of the Company, with potential investors undertaken in reliance on Section 5(d) of the Securities Act; “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act; and “Permitted Testing-the-Waters Communication” means any Written Testing-the-Waters Communication specifically authorized and approved by the Company to be made by the Representatives.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters on the date hereof, at the Time of Sale, at the Closing Date (as defined in Section 4 hereof) and at each Option Closing Date (as defined in Section 3 hereof), if any, that:

(a) The Registration Statement has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus or the Prospectus is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) The Preliminary Prospectus filed as part of the Registration Statement or pursuant to Rule 424 under the Securities Act, when so filed, complied in all material respects with the Securities Act (including, without limitation, Rules 424, 430A and 430C thereunder, as applicable).

(c) (i) The Registration Statement, when it became effective and at the time of the execution hereof, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) the Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act; (iii) at no time during the period that begins on the date of the Preliminary Prospectus and ends immediately prior to the execution hereof did the Preliminary Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) the Preliminary Prospectus furnished to the Underwriters for delivery to prospective investors complied in all material respects with the Securities Act (including, without limitation, the requirements of Section 10 thereof); (v) the Time of Sale Prospectus does not, and at the Time of Sale, at the Closing Date and at each Option Closing Date, if any, the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) no Permitted Free Writing Prospectus conflicts with the information contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus and was accompanied or preceded by the then-most recent Preliminary Prospectus, to the extent required by Rule 433 under the Securities Act; (vii) each road show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (viii) each Written Testing-the-Waters Communication, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ix) the Prospectus, at the date it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, at the Closing Date and at each Option Closing Date, if any, will comply in all material respects with the Securities Act (including, without limitation, Section 10(a) thereof) and the rules and regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 1(c) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus, any Permitted Free Writing Prospectus, any road show, any Written Testing-the-Waters Communication or the Prospectus, or any amendments or supplements (including prospectus wrappers) to any of the foregoing, based upon information relating to or furnished by any Underwriter that is furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being agreed that the only such information furnished by the Underwriters through the Representatives to the Company expressly for use therein are the statements contained in the fourth, eighth and thirteenth through sixteenth paragraphs and the first sentence of the seventeenth paragraph under the caption “Underwriting” in the Time of Sale Prospectus and the Prospectus (collectively, the “Underwriter Information”).

(d) Prior to the execution hereof, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any prospectus in connection with the offer or sale of the Shares, in each case other than the then most recent Preliminary Prospectus, the Permitted Free Writing Prospectuses and/or any Permitted Testing-the-Waters Communication. The Company has not, directly or indirectly, prepared, made, used, authorized, approved or referred to, and will not prepare, make, use, authorize, approve or refer to, any free writing prospectuses without the prior written consent of the Representatives, other than the Permitted Free Writing Prospectuses, any Permitted Testing-the-Waters Communication and any road shows furnished or presented to the Representatives before first use. Each Permitted Free Writing Prospectus has been prepared, used or referred to in compliance with Rules 164 and 433 under the Securities Act. Assuming that each Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and 433 under the Securities Act. The conditions set forth in Rule 433(b)(2) under the Securities Act are satisfied, and the Registration Statement relating to the Offering, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act, including a price range where required. Neither the Company nor any Underwriter is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the Offering, free writing prospectuses pursuant to Rules 164 and 433 under the Securities Act. Each Permitted Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or that was prepared by or on behalf of or used or referred to by the Company, complies or will comply in all material respects with the requirements of the Securities Act. In the case of any bona fide electronic road shows by the Company, the Company has complied with the requirements of Rule 433(d)(8)(ii) under the Securities Act.

(e) The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) at the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the Offering.

(f) From the time of the initial confidential submission of the Registration Statement (or, if earlier, the first date on which the Company engaged in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(g) The Company has not (i) alone engaged in any Testing-the-Waters Communication or (ii) authorized anyone other than the Representatives to engage in any Testing-the-Waters Communication. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communication. At the Time of Sale, each Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, did not include an untrue statement of a material fact or omit to state a material fact required to be stated

therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Written Testing-the-Waters Communication, if any, as of the date hereof, conflicts with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus. The Company has filed publicly on the Commission’s EDGAR database at least 15 calendar days prior to any “road show” (as defined in Rule 433 under the Securities Act) any confidentially submitted registration statement and amendments thereto relating to the Offering.

(h) The Shares are approved for listing on The Nasdaq Stock Market LLC (the “Exchange”), subject only to official notice of issuance. To the Company’s knowledge, there are no affiliations or associations between any member of FINRA, on the one hand, and the Company, any of its subsidiaries or any of its or their respective officers, directors or 5% or greater security holders, or any beneficial owner of its or their unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date on which the Registration Statement was initially filed with the Commission, on the other hand, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus.

(i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), management, results of operations, earnings or prospects of the Company and its subsidiaries, taken as a whole, or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect, prevention or interference described in the foregoing clauses (i) and (ii), a “Material Adverse Effect”).

(j) Each subsidiary of the Company has been duly organized, is validly existing as an entity in good standing under the laws of its jurisdiction of formation, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect. All of the issued equity securities of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, security interests, equities or claims, except such that arise or may arise under the Company’s revolving credit facility or as otherwise disclosed in the Registration Statement, Time of Sale Prospectus or Prospectus. Other than the subsidiaries of the Company listed in Exhibit 21 to the Registration Statement, the Company, directly or indirectly, owns no capital stock or other equity, ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(k) This Agreement has been duly authorized, executed and delivered by the Company.

(l) As of [December 31, 2017], the authorized, issued and outstanding capitalization of the Company was as set forth in the “Actual” column under the heading “Capitalization” in the Registration Statement, the Time of Sale Prospectus and the Prospectus and, after giving effect to the Reclassification (as described in the Registration Statement) and the other transactions described under the caption “Capitalization” in the Registration Statement, the Time of Sale Prospectus and the Prospectus, would have been as set forth under the “Pro Forma” and “Pro Forma As Adjusted” columns, as applicable, subject, in each case, to the issuance of shares of Common Stock [or shares of Class B common stock, par value $0.001 per share (“Class B Common Stock”)], upon exercise of stock options disclosed as outstanding in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as the case may be, and the grant of options under existing stock option plans or the Construction Partners, Inc. 2018 Equity Incentive Plan (the “Restated Plan”), which will be adopted prior to the completion of the Offering, each as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The authorized capital stock of the Company will, after giving effect to the Reclassification and the other transactions described under the caption “Capitalization” in the Registration Statement, the Time of Sale Prospectus and the Prospectus, conform as to legal matters to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and such description will, after giving effect to the Reclassification and the other transactions described under the caption “Capitalization” in the Registration Statement, the Time of Sale Prospectus and the Prospectus conform in all material respects to the rights set forth in the instruments defining the same. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) no shares of Common Stock are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for shares of Common Stock, (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of Common Stock or any other securities of the Company and (iv) the Company has not granted to any person or entity any stock option or other equity-based award of or to purchase shares of Common Stock or any other securities of the Company pursuant to an equity-based compensation plan or otherwise.

(m) The shares of the Company’s common stock, par value $0.001 per share (the “Pre-Reclassification Common Stock”), outstanding as of the date hereof have been duly authorized, validly issued, fully paid and non-assessable, and have been issued in compliance with applicable securities laws and not issued in violation of any preemptive or similar rights.

(n) The Shares have been duly authorized for issuanace at Closing and, when issued (in the case of the Shares to be issued and sold by the Company) and delivered against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to or in violation of any preemptive or similar rights. Upon payment of the purchase price and issuance (in the case of the Shares to be issued and sold by the Company) and delivery of the Shares in accordance herewith, the Underwriters will receive good, valid and marketable title to the Shares, free and clear of all liens, charges, security interests, encumbrances or claims. The certificates, if any, to be used to evidence the Shares will be in substantially the form filed as an exhibit to the Registration Statement and will, at the Closing Date and at each Option Closing Date, if any, be in proper form and comply in all material respects with all applicable legal requirements, the requirements of the Company’s certificate of incorporation and bylaws and the requirements of the Exchange.

(o) Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries pursuant to, or constitute a default or a Debt Repayment Triggering Event (as defined below) under: (i) any statute, law, rule, regulation, judgment, order or decree of any federal, state, local, municipal, foreign or other administrative, regulatory, governmental or quasigovernmental authority (each, a “Governmental Authority”); (ii) the articles or certificate of incorporation or bylaws (or charter and other organizational documents) of the Company or any of its subsidiaries; or (iii) any contract, agreement, obligation, covenant or instrument to which the Company, any of its subsidiaries or any of its or their respective assets is subject or bound, except, in the case of the foregoing clauses (i) and (iii), for any such conflict, contravention, breach, violation, imposition of any lien, charge or encumbrance or default that would not reasonably be expected to have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice, lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(p) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Exchange), or approval of the Company’s security holders, is required in connection with the issuance or sale of the Shares or the consummation of the transactions contemplated hereby, other than (i) such as have been, or prior to the Closing Date will be, obtained or made, including approvals, authorizations, consents, orders or filings that will be required in connection with the Reclassification, (ii) the registration of the Shares under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance with Rule 462(b) under the Securities Act), (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iv) such approvals as have been or, as of the Closing Date, will be obtained in connection with the listing of the Shares on the Exchange or (v) the approval by FINRA of the underwriting terms and arrangements.

(q) There are no actions, suits, claims, investigations, inquiries or proceedings (collectively, “Actions”) pending or, to the Company’s knowledge, threatened or contemplated to which the Company, any of its subsidiaries or any of its or their respective directors or officers is or would be a party or of which any of its or their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Exchange), other than such Actions that are accurately described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such Actions that, if resolved adversely to the Company or any of its subsidiaries or any of its or their respective directors or officers, would not have, individually or in the aggregate, a Material Adverse Effect.

(r) The Company and its subsidiaries are not and, immediately after giving effect to the Offering and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus, will not be required to register as an “investment company” (as defined in the Investment Company Act of 1940, as amended).

(s) The Company’s securities are not rated by any “nationally recognized statistical rating organization” (as defined in Rule 436(g)(2) under the Securities Act).

(t) RSM US LLP, who has certified certain financial statements and supporting schedules of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

(u) The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries at the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved. All disclosures contained in the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(v) All statistical or market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been made with a reasonable basis and in good faith.

(w) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i)(A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources, to human health and safety, including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (B) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring pursuant to Environmental Laws of actual or suspected Hazardous Substances in the environment, (C) to the Company’s knowledge, neither the Company nor any of its subsidiaries is liable or allegedly liable pursuant to Environmental Laws for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (D) neither the Company nor any of its subsidiaries is subject to any pending, or to the Company’s knowledge threatened, claim by any governmental agency or governmental body or person arising under Environmental Laws and (E) the Company and its subsidiaries have received and are in compliance with all permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their business, except in the case each of (A) through (E) above, for any such matter, as would not or could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; and (ii) to the knowledge of the Company and its subsidiaries, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would or could reasonably be expected to result in a Material Adverse Effect. The term “Hazardous Substances” means (i) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls and (ii) any other chemical, material, waste or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant under Environmental Laws.

(x) Except as disclosed in the Time of Sale Prospectus and the Prospectus or otherwise expressly waived, there are no contracts, agreements or understandings between the Company or any of its subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require the Company to (i) file a registration statement under the Securities Act with respect to any securities of the Company or (ii) include any securities of the Company with the Shares registered pursuant to the Registration Statement.

(y) In all material respects, the Registration Statement, the Time of Sale Prospectus and the Prospectus describes all contracts and documents which are required by the Securities Act to be described therein or filed as exhibits to the Registration Statement.

(z) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid and enforceable claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offering.

(aa) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) there has not occurred any Material Adverse Effect or any development involving a prospective Material Adverse Effect; (ii) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, (iii) the Company has not entered into any material transaction; (iv) the Company and its subsidiaries have not sustained any material loss or material business interruption with its or their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (v) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (vi) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries; except in each case as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including as a result of or otherwise in connection with the Reclassification.

(bb) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of any lien, charge, security interest, encumbrance or claim, in each case except as (i) described in the Time of Sale Prospectus and the Prospectus or (ii) does not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries or as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made or proposed to be made of such property and buildings by the Company and its subsidiaries, in each case as are described in the Time of Sale Prospectus and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(cc) Each of the Company and its subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names and service names, described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned by it that is necessary for the conduct of its respective businesses (collectively, the “Intellectual Property”), except as described in the Time of Sale Prospectus and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, no action, suit, proceeding or claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the Intellectual Property which would either render any Intellectual Property invalid or would reasonably be expected to result in a Material Adverse Effect, and no facts exist which could form a reasonable basis for any such action, suit, proceeding or claim. To the Company’s knowledge, neither the Company nor any of its subsidiaries has infringed or is infringing the intellectual property of a third party except any such infringement that does not or could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of a claim by a third party to the contrary.

(dd) No strike, work stoppage, slowdown or other labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is imminent, except as described in the Time of Sale Prospectus and the Prospectus or would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that has had or would reasonably be expected to have a Material Adverse Effect.

(ee) Neither the Company nor any of its subsidiaries is in violation of any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder (collectively, “ERISA”), except for such violations as would not reasonably be expected to have a Material Adverse Effect. Each “employee benefit plan” (as defined under ERISA) for which the Company, its subsidiaries or its or their respective ERISA Affiliates (as defined below) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), except for such non-compliance as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No Plan is, and none of the Company, its subsidiaries or any of its or their respective ERISA Affiliates has within the past six years sponsored, maintained, participated in, contributed to or had any obligation (contingent or otherwise) with respect to any (i) “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (ii) pension plan subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (iii) “multiple employer plan”

(within the meaning of Section 413(c) of the Code) or (D) multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA). None of the Company, its subsidiaries or any of its or their respective ERISA Affiliates has incurred or reasonably expects to incur any liability under Section 412, 4971, 4975 or 4980B of the Code. No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred, excluding transactions effected pursuant to a statutory or administrative exemption. Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the U.S. Internal Revenue Service as to its qualification, and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification, except where such loss of qualification as would not or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no pending audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in a Material Adverse Effect.

(ff) The Company and each of its subsidiaries are insured against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(gg) The Company and its subsidiaries possess, and are operating in material compliance with, all certificates, approvals, clearances, registrations, exemptions, licenses, authorizations and permits (each, a “Permit”) of the appropriate Governmental Authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(hh) Except as described in the Time of Sale Prospectus and the Prospectus, no subsidiary of the Company is subject to any material direct or indirect prohibition on the payment of dividends to the Company, on making any other distribution on such subsidiary’s capital stock, on repaying the Company for any loans or advances to such subsidiary from the Company or on transferring any of such subsidiary’s property or assets to the Company or to any other subsidiary of the Company.

(ii) The Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, so long as the Company has a class of securities registered under Section 12 of the Exchange Act, the Company and its officers and directors, in their capacities as such, will, solely to the extent applicable to the Company and the officers or directors of the Company, be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (“Sarbanes-Oxley Act”). Except as disclosed in the Time of Sale Prospectus or Prospectus or as otherwise permitted by Sarbanes-Oxley Act, the Company has not, directly or indirectly, extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of its subsidiaries, or to or for any family member or affiliate of any of the foregoing.

(jj) The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, without limitation, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company’s internal control over financial reporting is effective in performing the functions for which it was established, and the Company is not aware of any material weaknesses in its internal control over financial reporting. Except as disclosed in the Time of Sale Prospectus and the Prospectus, since the date of the latest audited financial statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting

(kk) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective in performing the functions for which they were established.

(ll) Neither the Company nor any of its subsidiaries has sent or received any communication regarding the termination of, or the intention not to renew, any of the contracts or agreements referred to or described in the Time of Sale Prospectus or the Prospectus, or filed as an exhibit to, the Registration Statement that are material to the Company and its subsidiaries, taken as a whole, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement.

(mm) There are no business relationships or related-party transactions involving the Company, any of its subsidiaries or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus which have not been described as required.

(nn) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has no material lending or other relationship with any Underwriter (or any affiliate thereof) and does not intend to use any of the proceeds from the Offering to repay any outstanding debt to any Underwriter (or any affiliate thereof).

(oo) All federal, state, local and non-U.S. tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, and all federal, state, local and non-U.S. taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, any of its subsidiaries or any of its or their respective properties or assets, except, in each case, as otherwise disclosed in the Time of Sale Prospectus and the Prospectus or would not or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(pp) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, employees or any agent, affiliate or person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense, (ii) made, offered, promised or authorized any direct or indirect unlawful payments to foreign or domestic government officials or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law.

(qq) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(rr) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers or employees, any agent, affiliate or person associated with or acting on behalf of the Company or any of its subsidiaries, is currently the subject or the target of any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the European Union, Her Majesty’s Treasury, the United Nations Security Council or any other relevant sanctions authority (collectively, “Sanctions”) or is located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Syria and Crimea). The Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, to fund or facilitate any activities of or business with any person, or in any country or territory, that at such time is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transactions contemplated hereby, whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries are not knowingly engaged in, and for the past five years have not knowingly engaged in, any dealings or transactions with any person, or in any country or territory, that at such time is or was the subject or the target of Sanctions.

(ss) Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(tt) Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected, to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(uu) The Registration Statement, the Time of Sale Prospectus and the Prospectus comply, and any amendments or supplements (including wrappers) thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Time of Sale Prospectus or the Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program; and no approval, authorization, consent or order of or filing with of or with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Exchange), other than such as have been, or prior to the Closing Date will be, obtained or made, is necessary in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered. The Company has not offered, or caused the Directed Share Underwriter to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter its level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its services.

2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters at the date hereof, at the Closing Date and at each Option Closing Date, if any, that:

(a) Each Selling Stockholder that is not an individual is validly existing in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to sell the Firm shares.

(b) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the Power of Attorney (as defined in Section 2(d) hereof) and the Custody Agreement (as defined in Section 2(d) hereof), and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained. Such Selling Stockholder has the necessary power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder.

(c) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder, and is a valid and binding agreement of such Selling Stockholder, subject to equity.

(d) The Custody Agreement between such Selling Stockholder and Continental Stock Transfer & Trust Company, as custodian (the “Custodian”), relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”), and the Power of Attorney appointing certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”), have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder, subject to equity.

(e) Neither the execution and delivery by such Selling Stockholder of, nor the performance by such Selling Stockholder of his, her or its obligations under, this Agreement, the Custody Agreement or the Power of Attorney will conflict with, contravene, result in a breach or violation of, or constitute a default under: (i) any statute, law, rule, regulation, judgment, order or decree of any Governmental Authority or court having jurisdiction over such Selling Stockholder; (ii) the articles or certificate of incorporation or bylaws (or charter and other organizational documents) of such Selling Stockholder, if applicable, or (iii) any contract, agreement, obligation, covenant or instrument to which such Selling Stockholder (or any of its assets) is subject or bound, except, in the case of the foregoing clauses (i) and (iii), for any such conflict, contravention, breach, violation or default that would not , individually or in the aggregate, reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement, the Custody Agreement or the Power of Attorney.

(f) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Exchange), is required in connection with the performance by such Selling Stockholder of its obligations under this Agreement, the Custody Agreement or the Power of Attorney, other than (i) such as have been, or prior to the Closing Date will be, obtained or made, including approvals, authorizations, consents, orders or filings that will be required in connection with the Reclassification, (ii) the registration of the Shares under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance with Rule 462(b) under the Securities Act), (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by such Selling Stockholder, (iv) such approvals as have been or, as of the Closing Date, will be obtained in connection with the listing of the Shares on the Exchange or (v) the approval by FINRA of the underwriting terms and arrangements.

(g) Such Selling Stockholder has good and valid title to the shares of Pre-Reclassification Common Stock to be reclassified into the Shares described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and, immediately prior to the Closing Date and each Option Closing Date, if any, will have good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, security interests, equities or claims, and when delivered against payment therefor in accordance with the terms hereof, good and valid title to such Shares, free and clear of all liens, encumbrances, security interests, equities or claims, will pass to the Underwriters.

(h) Prior to the execution hereof, such Selling Stockholder has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any prospectus in connection with the Offering, in each case other than the then most recent Preliminary Prospectus. Without the consent of the Representatives, such Selling Stockholder has not, directly or indirectly, prepared, made, used, authorized, approved or referred to, and will not prepare, make, use, authorize, approve or refer to, any free writing prospectus or Written Testing-the-Waters Communication.

(i) If such Selling Stockholder is a beneficial owner of 5% or more of the outstanding Common Stock or of any unregistered equity securities of the Company that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, such Selling Stockholder is not, and does not have any association or affiliation with, a member of FINRA.

(j) Such Selling Stockholder has not taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected, to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(k) Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus or, as applicable, expressly waived prior to the date hereof with respect to the Offering, such Selling Stockholder does not (i) have any registration or other similar rights to have any securities registered for sale by the Company under the Registration Statement or included in the Offering, (ii) have any preemptive rights, co-sale rights, rights of first refusal or other similar rights to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders pursuant to this Agreement and (iii) own any warrants, options or similar rights, and does not have any right or arrangement, to acquire any capital stock, rights, warrants, options or other securities from the Company.

(l) Such Selling Stockholder is not currently the subject of or the target of any Sanctions and is not located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Syria and Crimea). Such Selling Stockholder will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, to fund or facilitate any activities of or business with any person, or in any country or territory, that at such time is the subject of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transactions contemplated hereby, whether as an underwriter, advisor, investor or otherwise) of Sanctions. Such Selling Stockholder is not knowingly engaged in, and for the past five years have not knowingly engaged in, any dealings or transactions with any person, or in any country or territory, that at such time is or was the subject or the target of Sanctions.

(m) (i) The Registration Statement, when it became effective and at the time of the execution hereof, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) at no time during the period that begins on the date of the Preliminary Prospectus and ends immediately prior to the execution hereof did the Preliminary Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) the Time of Sale Prospectus does not, and at the Time of Sale, at the Closing Date and at each Option Closing Date, if any, the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) each road show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Prospectus, at the date it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, at the Closing Date and at each Option Closing Date, if any, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 2(m) only apply to statements or omissions in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, any road show or the Prospectus, or any amendments or supplements (including prospectus wrappers) to any of the foregoing, based upon information relating to such Selling Stockholder furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use therein, it being agreed that the only such information furnished by or on behalf of such Selling Stockholder to the Company expressly for use therein are the legal name and address of, and the number of Shares beneficially owned and offered by, such Selling Stockholder, the other information with respect to such Selling Stockholder that appears under the caption “Principal and Selling Stockholders” in the Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus (collectively, the “Selling Stockholder Information”).

(n) Such Selling Stockholder is not prompted to sell its Shares pursuant to this Agreement by any material non-public information concerning the Company or its subsidiaries that is not set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(o) The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder. The arrangements made by such Selling Stockholder for such custody under the Custody Agreement, and the appointment by such Selling Stockholder of the attorneys-in-fact pursuant to the Power of Attorney, are irrevocable. The obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder, or in the case of an trust or estate, by the death or incapacity of any trustee or executor or the termination of such trust or estate, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event. If any individual Selling Stockholder or any such trustee or executor should die or become incapacitated, or if any such trust or estate should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, prior to the delivery of the Shares to be sold by such Selling Stockholder hereunder, certificates representing the Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of such Selling Stockholders in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the attorneys-in-fact pursuant to the Power of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the attorneys-in-fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

(p) Such Selling Stockholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101 or otherwise.

3. Agreements to Sell and Purchase. The Company hereby agrees to issue and sell [●] Firm Shares, and each Selling Stockholder, severally and not jointly, hereby agrees to sell the number of Firm Shares set forth opposite such Selling Stockholder’s name in Schedule II hereto, to the several Underwriters at a price of $[●] per share (the “Purchase Price”), and each Underwriter, upon the basis of the representations and warranties and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, at the Purchase Price, the number of Firm Shares set forth opposite the name of such Underwriter set forth in Schedule I hereto.

Moreover, each Selling Stockholder, severally and not jointly, hereby agrees to sell the number of Additional Shares set forth opposite such Selling Stockholder’s name in Schedule II hereto, to the Underwriters at the Purchase Price, and the Underwriters, upon the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, shall have the right (but not the obligation) to purchase, severally and not jointly, at the Purchase Price, up to the total number of Additional Shares set forth opposite the name of such Underwriter set forth in Schedule I hereto. The Representatives may exercise this right to purchase Additional Shares on behalf of the Underwriters in whole or from time to time in part by giving written notice of such exercise not later than 30 days after the date hereof. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased. Each purchase date must be at least one business day after the date on which such written notice is given and may not be earlier than the Closing Date or later than ten business days after the date on which such written notice is given. On each day, if any, that Additional Shares are to be purchased (each, an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares to be purchased on the Closing Date.

4. Payment and Delivery. Payment for the Firm Shares to be sold by the Company and each Selling Stockholder shall be made to the Company in federal or other funds immediately available in Milwaukee, Wisconsin against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., Central Time, on [●], 2018, or at such other date and time, not later than [●], 2018, as shall be designated in writing by the Representatives (such date and time, the “Closing Date”).

Payment for any Additional Shares shall be made to the [Selling Stockholders/Custodian] in federal or other funds immediately available in Milwaukee, Wisconsin against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., Central Time, on the date specified in the corresponding exercise notice described in Section 3 hereof or at such other date and time, not later than [●], 2018, as shall be designated in writing by the Representatives.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as applicable. The Firm Shares and the Additional Shares shall be delivered to the Representatives on the Closing Date or the Option Closing Date, as applicable, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor. Delivery of the Shares shall be made through the facilities of the Depository Trust Company (“DTC”) for the accounts of the Underwriters, unless the Representatives shall otherwise instruct. The certificates for the Shares, if any, will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 12:00 p.m., Central Time, on the business day prior to the Closing Date or the Option Closing Date, as applicable.

5. Conditions to the Underwriters’ Obligations. The obligations of the Underwriters are subject to the condition that all representations and warranties of the Company and each Selling Stockholder contained herein are, at the date hereof, at the Closing Date and at each Option Closing Date, if any, true and correct, the condition that the Company and each Selling Stockholder have performed their respective obligations required to be performed hereunder prior to the Closing Date and the following further conditions:

(a) Subsequent to the execution and delivery hereof and prior to the Closing Date and each Option Closing Date, if any, there shall have not have occurred:

(i) any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating, if any, accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act); and

(ii) any change, or any development involving a prospective change, in the assets, business, condition (financial or otherwise), management, operations, earnings or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that makes it, in the judgment of the Representatives, impracticable or inadvisable to offer or sell the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, as applicable, and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that (i) the representations and warranties of the Company set forth herein are true and correct at and as if made on the Closing Date or such Option Closing Date, as applicable, (ii) the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as applicable, and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened and (iv) as to such other matters as the Representatives may reasonably request. The delivery of such certificate shall constitute a representation and warranty of the Company as to the statements made therein.

(c) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, as applicable, and signed by each Selling Stockholder, to the effect that (i) the representations and warranties of such Selling Stockholder set forth herein are true and correct as of the Closing Date or such Option

Closing Date, as applicable, (ii) such Selling Stockholder has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as applicable and (iii) as to such other matters as the Representatives may reasonably request.

(d) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any:

(i) an opinion of Akin Gump Strauss Hauer & Feld LLP, outside counsel for the Company, dated the Closing Date or such Option Closing Date, as applicable, in form and substance reasonably satisfactory to counsel for the Underwriters;

(ii) a negative assurance letter of Akin Gump Strauss Hauer & Feld LLP, outside counsel for the Company, dated the Closing Date or such Option Closing Date, as applicable, in form and substance reasonably satisfactory to counsel for the Underwriters;

(iii) an opinion of Akin Gump Strauss Hauer & Feld LLP, counsel for the Selling Stockholders, dated the Closing Date or such Option Closing Date, as applicable, in form and substance reasonably satisfactory to counsel for the Underwriters;

(iv) an opinion of Pepper Hamilton LLP, Delaware counsel for the Company and the Selling Stockholders, dated the Closing Date or such Option Closing Date, as applicable, in form and substance reasonably satisfactory to counsel for the Underwriters; and

(v) an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as applicable, in form and substance satisfactory to the Underwriters.

(e) The Underwriters shall have received, on the date hereof, the Closing Date and each Option Closing Date, if any, a letter, dated the date hereof, the Closing Date or the Option Closing Date, as applicable, in form and substance satisfactory to the Underwriters, from RSM US LLP, independent public accountants, addressed to the Underwriters and copied to each member of the Company’s Board of Directors who signed the Registration Statement at any time, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(f) The Underwriters shall have received, on the date hereof, the Closing Date and each Option Closing Date, if any, a certificate, dated the date hereof, the Closing Date or the Option Closing Date, as applicable, of the Chief Financial Officer of the Company with respect to certain financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, providing “management comfort” with respect to such information, in form and substance satisfactory to the Underwriters.

(g) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 6(b) hereof, and any issuer free writing prospectus or other material required to be filed by the Company pursuant to Rule 433 under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act and in accordance with Section 6(b) hereof. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Eastern Time, on the date hereof. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus or any issuer free writing prospectus shall have been issued, and no proceedings for such purpose shall have been instituted or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to the satisfaction of the Representatives. No action shall have been taken, and no statute, rule, regulation, injunction, decree or order shall have been enacted, adopted or issued, by any Governmental Authority that would, at the Closing Date or at each Option Closing Date, as applicable, prohibit the issuance or sale of the Shares.

(h) The Underwriters shall have received, on or prior to the date hereof, “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives, on the one hand, and the directors and certain officers and stockholders of the Company, on the other hand, relating to sales and certain other dispositions of shares of Common Stock and other securities of the Company, and such lock-up agreements shall be in full force and effect at the Closing Date and each Closing Date, if any.

(i) The Shares shall have been approved for listing on the Exchange, subject only to official notice of issuance.

(j) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the terms and arrangements of the underwriting or the transactions contemplated hereby.

(k) On or after the Time of Sale there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(l) The obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on each Option Closing Date of such documents as the Representatives may reasonably request, including certificates of officers of the Company, legal opinions and an accountant’s comfort letter, and other matters related to the issuance of such Additional Shares.

The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters set forth in this Section 5, whether in respect of the Closing Date, an Option Closing Date or otherwise.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) The Company will furnish to the Underwriters, without charge, prior to the date hereof, two signed copies of the Registration Statement (including exhibits thereto). The Company will furnish to the Representatives, without charge, prior to 10:00 a.m., Central Time, on the business day next succeeding the date hereof and during the period referenced in Section 6(g) or 7(h) hereof, as many copies of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and any amendments or supplements (including prospectus wrappers) to any of the foregoing, as the Representatives may reasonably request.

(b) The Company will cause to be prepared and delivered to the Underwriters, at its expense, within one business day from the date hereof, an “electronic Prospectus” to be used by the Underwriters in connection with the Offering. The term “electronic Prospectus” means a form of the Time of Sale Prospectus, and any amendment or supplement thereto, that (i) is encoded in an electronic format, satisfactory to the Representatives, including, but not limited to, portable document format, or PDF, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Shares, and (ii) discloses the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate.

(c) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company will (i) furnish to the Representatives a copy of each such proposed amendment or supplement, (ii) not file any such proposed amendment or supplement to which the Representatives shall reasonably object, (iii) file with the Commission, within the applicable period specified in Rule 424(b) under the Securities Act, the Prospectus required to be filed pursuant to such Rule and (iv) file any issuer free writing prospectus to the extent required by Rule 433 under the Securities Act.

(d) The Company will furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company, and will not use or refer to any proposed free writing prospectus to which the Representatives shall reasonably object.

(e) The Company will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) The Company will advise the Representatives promptly (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any amendment or supplement to the Prospectus, any issuer free writing prospectus or any Permitted Testing-the-Waters Communication has been filed or distributed, (iv) of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information with respect thereto or (v) of any notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, and if the Commission should enter such a stop order, the Company will use its best efforts to obtain the lifting or removal of such order as soon as possible.

(g) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition shall exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company will forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, such amendments or supplements so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading, or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(h) If, during such period after the time of filing the Prospectus as in the opinion of counsel for the Underwriters the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters, to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealer upon request, such amendments or supplements so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(i) If, at or after the date hereof, it is necessary or appropriate for a post-effective amendment to the Registration Statement or a Rule 462 Registration Statement to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Rule 462 Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible. The Company will promptly advise the Representatives and, if requested by the Representatives, will confirm such advice in writing, (i) when such post-effective amendment or such Rule 462 Registration Statement has become effective and (ii) if Rule 430A or 430C under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rules).

(j) The Company will file in a timely manner all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares.

(k) The Company will promptly furnish such information or take such action as the Representatives may reasonably request and otherwise to qualify the Shares for offer and sale under the securities or “blue sky” laws of such states and other jurisdictions (domestic or foreign) as the Representatives shall reasonably request, and will comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction (excluding service of process with respect to the offer and sale of the Shares). The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(l) The Company will make generally available to its security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(m) The Company will use its best efforts to cause the Shares to be listed on the Exchange and to maintain such listing.

(n) The Company will not, during the period beginning on the date hereof and ending 180 days after the date of the Prospectus, without the prior written consent of the Representatives, (i) issue, offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, Common Stock, (ii) enter into any swap, forward contract, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (iv) publicly disclose or announce an intention to effect any transaction specified in clause (i), (ii) or (iii) above. The restrictions contained in the preceding sentence shall not apply to (A) the Shares to be sold hereunder, (B) the grant of equity-based securities representing the right to acquire shares of Common Stock pursuant to the Company’s equity-based compensation plans, under the terms of such plans in effect on the date hereof or, in the case of the Restated Plan, under the terms that will be in effect when adopted, that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, provided that such equity-based securities are granted at fair market value, or the sale of shares of Common Stock to employees of the Company pursuant to the Company’s employee stock purchase plans that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or the filing of a registration statement on Form S-8 to register shares of Common Stock issuable under such plans), (C) the issuance by the Company of shares of Common Stock upon the exercise of an option, warrant or equity-based security, the conversion, vesting or exercise of a security outstanding on the date hereof of which the Representatives have been advised in writing or (D) the issuance by the company of shares of restricted common stock to its non-employee directors as compensation to such non-employee directors in amounts set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Director Compensation.” If the Representatives agree to release or waive any of the restrictions contained in a lock-up letter, as described in Section 5(h) hereof, for a director or officer of the Company and notify the Company at least three business days before the effective date of such release or waiver, the Company agrees to announce such release or waiver by a press release through a major news service at least two business days before the effective date of such release or waiver.

(o) The Company will prepare, if the Representatives so request, a final term sheet relating to the Offering, containing only information that describes the final terms of the Offering in a form consented to by the Representatives, and file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date on which the final terms have been established for the Offering.

(p) The Company will comply with Rules 433(d) and 433(g) under the Securities Act.

(q) The Company will not take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected, to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(r) The Company will not, at any time at or after the execution hereof, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any prospectus in connection with the offer or sale of the Shares, except in each case other than the Prospectus.

(s) The Company will apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(t) The Company will use its commercially reasonable efforts to cause the Shares to be eligible for clearance through DTC.

(u) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the time when a prospectus relating to the Shares is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (ii) the expiration of the lock-up period described in Section 6(n) hereof.

(v) If at any time following the distribution of any Permitted Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Permitted Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Permitted Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

7. Covenants of the Selling Stockholders. Each Selling Stockholder covenants to each Underwriter as follows:

(a) Such Selling Stockholder has furnished to the Representatives, on or prior to the date hereof, a lock-up letter, as described in Section 5(h) hereof, which has been be duly authorized, executed and delivered by such Selling Stockholder.

(b) Such Selling Stockholder will promptly advise the Representatives and, if requested by the Representatives, will confirm such advice in writing, so long as delivery of a prospectus relating to the Shares by an underwriter or dealer may be required under the Securities Act, any change in the Selling Stockholder Information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus relating to such Selling Stockholder that would cause the Registration Statement, the Time of Sale Prospectus or the Prospectus to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Such Selling Stockholder will not take, directly or indirectly, any action designed, or that might be reasonably expected, to cause or result in stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of the Shares or otherwise.

(d) Such Selling Stockholder shall deliver to the Representatives, prior to the Closing Date, a properly completed and executed U.S. Treasury Department Form W-8 or Form W-9, as applicable.

(e) Such Selling Stockholder shall not, directly or indirectly, prepare, make, use, authorize, approve or refer to any “prospectus” (within the meaning of the Securities Act), in each case other than the Prospectus, any Permitted Free Writing Prospectus and/or any Permitted Testing-the-Waters Communication.

8. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its and the Selling Stockholders’ obligations hereunder, including, but not limited to: (a) the fees, disbursements and expenses of the counsel for the Company, the Company’s accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by or referred to by the Company, and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (b) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (c) the costs of printing or producing any securities or “blue sky” memorandum in connection with the Offering under the securities laws of the jurisdictions in which the Shares may be offered or sold and all expenses in connection with the qualification of the Shares for offer and sale under such securities laws as provided in Section 6(k) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with a “blue sky” memorandum; (d) all filing fees and the fees and disbursements of counsel for the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA; (e) all fees and expenses in connection with the preparation and filing of a registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Exchange; (f) the costs of printing certificates representing the Shares; (g) the costs and charges of any transfer agent, registrar or depositary; (h) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offering, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations (with the prior approval of the Company), travel, food and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (i) the document production charges and expenses associated with printing this Agreement; (j) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and the preparation of any prospectus wrappers or disclosures deemed advisable or necessary to comply with foreign securities laws; (k) all fees and disbursements of counsel for the Underwriters, and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (l) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 8.

Whether or not the Offering is consummated or this Agreement is terminated, the Selling Stockholders agree to pay or cause to be paid all costs and expenses incident to the performance of the Selling Stockholders’ obligations hereunder that are not otherwise specifically provided for in this Section 8, including, but not limited to, any fees and expenses of counsel for, and other advisors to, the Selling Stockholders, and all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholders to the Underwriters hereunder.

Except as expressly set forth herein, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on the resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

Notwithstanding the above, if the Offering is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination of this Agreement by the Underwriters pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any of its obligations or covenants hereunder or to comply with any provision hereof other than by reason of a default by any of the Underwriters, then the Company will reimburse the Underwriters (or such Underwriters as have so terminated this Agreement with respect to themselves), severally, through the Representatives, on demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by such Underwriters in connection with this Agreement or in furtherance of the Offering.

The provisions of this Section 9 shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have amongst themselves for the allocation of such expenses.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each affiliate of any Underwriter (within the meaning of Rule 405 under the Securities Act) (collectively, the “Underwriter Entities”) from and against any and all losses, claims, damages and liabilities, including actions and other proceedings in respect thereof and including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such claim, action or other proceeding (any of the foregoing, a “Loss”), caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) under the Securities Act, any road show, any Written Testing-the-Waters Communication or the Prospectus, or any amendments or supplements (including prospectus wrappers) to any of the foregoing, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable under this Section 9(a) to the extent that such Losses are caused by, arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with the Underwriter Information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter Entity from and against any and all Losses caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) under the Securities Act, any road show, any Written Testing-the-Waters Communication or the Prospectus, or any amendments or supplements (including prospectus wrappers) to any of the foregoing, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made therein in reliance upon and in conformity with the Selling Stockholder Information relating to such Selling Stockholder furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use therein. The liability of each Selling Stockholder under this Section 9(b) shall be limited to an amount equal to the net proceeds (before deducting expenses) from the Offering received by such Selling Stockholder hereunder.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all Losses caused by, arising from or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) under the Securities Act, any road show, any Written Testing-the-Waters Communication or the Prospectus, or any amendments or supplements (including prospectus wrappers) to any of the foregoing, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made therein in reliance upon and in conformity with the Underwriter Information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(d) In case any claim, action or other proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing (but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement), and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for (i) all Underwriter Entities, (ii) the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and (iii) all Selling Stockholders and all persons, if any, who control any Selling Stockholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate law firm for the Underwriters and any control persons and affiliates of any Underwriters, such law firm shall be designated in writing by the Representatives. In the case of any such separate law firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate law firm for the Selling Stockholders and such control persons of any Selling Stockholders, such law firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Power of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, then the indemnifying party agrees to indemnify the indemnified party from and against any Loss by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel required to be reimbursed by an indemnifying party pursuant to the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement or objected in good faith to the indemnified party’s expense reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on Losses that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) hereof is unavailable to an indemnified party or is insufficient in respect of any Losses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party or parties, on the other hand, from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties, on the one hand, and of the indemnified party or parties, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the Offering shall be deemed to be in the same respective proportions as the net proceeds from the Offering (before deducting expenses) received by each of the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to the respective number of Shares they have purchased hereunder. The liability of each Selling Stockholder to contribute pursuant to this Section 9 shall be limited to an amount equal to the net proceeds (before deducting expenses) from the Offering received by such Selling Stockholder hereunder.

(f) The Company, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e) hereof. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions set forth in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter Entity, any Selling Stockholder, any person controlling any Selling Stockholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), the Company, any person controlling the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) or the Company’s directors or officers and (iii) the acceptance of and payment for any of the Shares.

10. Directed Share Program Indemnification.

(a) The Company agrees to indemnify and hold harmless each Underwriter Entity, which for the purposes of this Section 10 shall include the Directed Share Underwriter, from and against any and all Losses (i) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) caused by, arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase or (iii) related to, arising out of or in connection with the Directed Share Program, other than Losses that are finally judicially determined to have resulted from the bad faith or gross negligence of the Underwriter Entities.

(b) In case any claim, action or other proceeding (including any governmental investigation) shall be instituted involving any Underwriter Entity in respect of which indemnity may be sought pursuant to Section 10(a) hereof, the Underwriter Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Underwriter Entity, shall retain counsel reasonably satisfactory to the Underwriter Entity to represent the Underwriter Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Underwriter Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Company shall not, in respect of the legal expenses of the Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all of the Underwriter Entities. Any such separate law firm for the Underwriter Entities shall be designated in writing by the Representatives. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, then the Company agrees to indemnify the Underwriter Entities from and against any Loss by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Underwriter Entity shall have requested the Company to reimburse it for fees and expenses of counsel required to be reimbursed by the Company pursuant to the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Company of such request and (ii) the Company shall not have reimbursed the Underwriter Entity in accordance with such request prior to the date of such settlement or objected in good faith to the Underwriter Entity’s expense reimbursement requested. The Company shall not, without the prior written consent of the Representatives, effect any settlement of any pending or threatened proceeding in respect of which any Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Underwriter Entity, unless such settlement includes an unconditional release of the Underwriter Entities from all liability on Losses that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 10(a) hereof is unavailable to an Underwriter Entity or is insufficient in respect of any Losses referred to therein, then the Company, in lieu of indemnifying the Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Underwriter Entity as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter Entities, on the other hand, from the offering of the Directed Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriter Entities, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter Entities, on the other hand, in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter Entities for the Directed Shares bear to the aggregate Public Offering Price of the Directed Shares. If the Loss is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company, on the one hand, and the Underwriter Entities, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Underwriter Entities agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(c) hereof. The amount paid or payable by the Underwriter Entities as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Underwriter Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter Entity has otherwise been required to pay by reason of such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions set forth in this Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter Entity, the Company, any person controlling the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) or the Company’s directors or officers and (iii) the acceptance of and payment for any of the Directed Shares.

11. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery hereof and prior to the Closing Date: (a) there has been, since the time of the execution hereof or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business; (b) trading generally shall have been suspended or materially limited or minimum or maximum prices shall have been established, or maximum ranges for prices have been required, on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, LLC or The Nasdaq Global Market, LLC, or by order of the Commission, FINRA or any other governmental authority; (c) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market; (d) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (e) any moratorium or material limitation on commercial banking activities shall have been declared by Federal or state authorities; (f) there shall have occurred any outbreak or escalation of hostilities, act of terrorism involving the United States or declaration by the United States of a national emergency or war; or (g) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (f) or (g), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus (exclusive of any supplement thereto).

12. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(a) If, on the Closing Date or an Option Closing Date, as applicable, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date (the “Defaulted Shares”), then the Representatives shall have right in their discretion to arrange for the purchase by one or more of the non-defaulting Underwriters, or any other Underwriters, of all but not less than all of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth. If within 36 hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Defaulted Shares, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours (which may be waived by the Company (and the Selling Stockholders, if applicable)) within which to procure another party or other parties satisfactory to the Representatives to purchase the Defaulted Shares on such terms as are acceptable to the Company (and the Selling Stockholders, if applicable). In the event that, within the respective prescribed periods, the Representatives notify the Company (and the Selling Stockholders, if applicable) that they have so arranged for the purchase of the Defaulted Shares, or the Company (and the Selling Stockholders, if applicable) notifies the Representatives that it has so arranged for the purchase of the Defaulted Shares, the Representatives or the Company (and the Selling Stockholders, if applicable) shall have the right to postpone the Closing Date or Option Closing Date, as applicable, for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Time of Sale Prospectus, the Prospectus and in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Time of Sale Prospectus or the Prospectus which may thereby be made necessary. As used herein, the term “Underwriter” shall include any person substituted under this Section 12 with like effect as if such person had originally been a party hereto with respect to the Defaulted Shares.

(b) If, after giving effect to any arrangements for the purchase of Defaulted Shares by the Representatives or the Company (and the Selling Stockholders, if applicable) as provided in Section 12(a) hereof, the aggregate number of Defaulted Shares that remains unpurchased does not exceed one-tenth of the aggregate number of the Shares to be purchased on such date, then the Company (and the Selling Stockholders, if applicable) shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at the Closing Date or Option Closing Date, as applicable, and, in addition, to require each non-defaulting Underwriter to purchase, pro rata (based on the number of Shares which such Underwriter agreed to purchase hereunder) the Defaulted Shares for which such arrangements have not been made; provided, that nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of Defaulted Shares by the Representatives or the Company (and the Selling Stockholders, if applicable) as provided above, the aggregate number of Defaulted Shares that remains unpurchased exceeds one-tenth of the aggregate number of the Shares to be purchased on the Closing Date or Option Closing Date, as applicable, or if the Company (and the Selling Stockholders, if applicable) shall not exercise the right described in Section 12(b) hereof to require the non-defaulting Underwriters to purchase the Defaulted Shares, then, with respect to the aggregate number of the Shares to be purchased on the Closing Date, this Agreement and, with respect to the aggregate number of the Shares to be purchased on the Option Closing Date, the obligations of the Underwriters to sell the Additional Shares shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company (and the Selling Stockholders, if applicable), except for expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnification and contribution agreements in Section 9 hereof; provided, that nothing herein shall relieve any defaulting Underwriter from liability for its default.

13. Default by the Selling Stockholders. If, on the Closing Date or an Option Closing Date, as applicable, one or more of the Selling Stockholders shall fail or refuse to sell and deliver the number of Shares that it has or they have agreed to sell hereunder on such date, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company, terminate this Agreement without liability on the fault of any non-defaulting party. In any such case, the Representatives, the Company or the Selling Stockholders shall have the right to postpone the Closing Date or Option Closing Date, as applicable, for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Time of Sale Prospectus, the Prospectus and in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Time of Sale Prospectus or the Prospectus which may thereby be made necessary. Any action taken under this Section 13 shall not relieve the defaulting Selling Stockholder from liability in respect of any default of the Selling Stockholder hereunder.

14. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Selling Stockholders and the Underwriters set forth or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

15. Entire Agreement; No Advisory or Fiduciary Relationship.

(a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded hereby) that relate to the Offering, represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the Offering, and the purchase and sale of the Shares.

(b) The Company and the Selling Stockholders acknowledge that in connection with the Offering: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, any Selling Stockholder or any other person; (ii) the Underwriters owe the Company and the Selling Stockholders only those duties and obligations set forth herein and in prior written agreements (to the extent not superseded hereby), if any; (iii) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering, and each of the Company and the Selling Stockholders has consulted his, her or its respective legal, accounting, regulatory and tax advisors to the extent that he, she or it deemed appropriate; and (iv) the Underwriters may have interests that differ from those of the Company and the Selling Stockholders. Each of the Company and the Selling Stockholders waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the Offering.

16. Intended Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholders and their respective successors. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase. Nothing expressed or mentioned herein is intended or shall be construed to give any individual or entity, other than the Underwriters, the Company and the Selling Stockholders and their respective successors, and the controlling persons, affiliates, officers and directors referred to in Section 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement is intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors and said controlling persons, affiliates, officers and directors and their heirs and legal representatives, and for the benefit of no one else.

17. Partial Unenforceability. The invalidity or unenforceability of any Section, subsection, paragraph, clause or other provision hereof shall not affect the validity or enforceability of any other Section, subsection, paragraph, clause or other provision hereof. If any Section, subsection, paragraph, clause or other provision hereof is for any reason determined to be invalid or unenforceable, then there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make the remainder of this Agreement valid and enforceable.

18. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

19. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

20. TRIAL BY JURY. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SUBSIDIARIES, STOCKHOLDERS AND AFFILIATES), EACH OF THE SELLING STOCKHOLDERS AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part hereof.

22. Notices. All communications hereunder shall be in writing and effective only upon receipt and shall be delivered, mailed or sent to the parties as follows:

(a) If to the Underwriters, to:

Robert W. Baird & Co. Incorporated

Attention: Syndicate Department

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Fax: (414) 298-7474

with a copy to:

Robert W. Baird & Co. Incorporated

Attention: Legal Department

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Fax: (414) 298-7800

and:

Raymond James & Associates, Inc.

Attention: Equity Syndicate Desk

880 Carillon Parkway St.

Petersburg, Florida 33716

Fax: (866) 597-4039

with a copy to:

Raymond James & Associates, Inc.

Attention: John Critchlow, ECM Legal

880 Carillon Parkway St.

Petersburg, Florida 33716

Fax: (727) 567-8247

and:

Stephens Inc.

Attention: Nick Beare

300 Crescent Court, Suite 600

Dallas, Texas 75201

(214) 258-2700

with a copy to:

Stephens Inc.

Attention: Legal Dept.

111 Center Street

Little Rock, Arkansas 72201

Fax: [●]

(b) If to the Company, to:

Construction Partners, Inc.

Attention: R. Alan Palmer

290 Healthwest Drive, Suite 2

Dothan, Alabama 36303

Fax: [●]

with a copy to:

Akin Gump Strauss Hauer & Feld LLP

Attention: Garrett A. DeVries

1700 Pacific Avenue, Suite 4100

Dallas, Texas 75201

Email: gdevries@akingump.com

(c) If to the Selling Stockholders, to:

[●]

[●]

[●]

Fax: [●]

[Signature page follows]

Very truly yours,

CONSTRUCTION PARTNERS, INC.

By:
Name:
Title:

[SELLING STOCKHOLDERS]

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

ROBERT W. BAIRD & CO. INCORPORATED

RAYMOND JAMES & ASSOCIATES, INC.

STEPHENS INC.

Acting severally on behalf of themselves and the

several Underwriters named in Schedule I hereto

By:	Robert W. Baird & Co. Incorporated

By:

Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

ROBERT W. BAIRD & CO. INCORPORATED

RAYMOND JAMES & ASSOCIATES, INC.

STEPHENS INC.

Acting severally on behalf of themselves and the

several Underwriters named in Schedule I hereto

By:	Raymond James & Associates, Inc.

By:

Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

ROBERT W. BAIRD & CO. INCORPORATED

RAYMOND JAMES & ASSOCIATES, INC.

STEPHENS INC.

Acting severally on behalf of themselves and the

several Underwriters named in Schedule I hereto

By:	Stephens Inc.

By:

Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Number of Additional Shares To Be Purchased
Robert W. Baird & Co. Incorporated	[●]	[●]
Raymond James & Associates, Inc.	[●]	[●]
Stephens Inc.	[●]	[●]
Imperial Capital, LLC	[●]	[●]
D.A. Davidson & Co.
Total:	[●]	[●]

SCHEDULE II

Selling Stockholder	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold
[●]	[●]	[●]
Total:	[●]	[●]

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus, dated [●], 2018.

2.	[Permitted free writing prospectuses filed by the Company under Rule 433(d) under the Securities Act.]

3.	[Bona fide electronic road show.]

4.	[Orally communicated pricing information to be included below on this Schedule III if a final term sheet is not used, including the following:

Number of Firm Shares to be Sold by the Company: [●];

Number of Firm Shares to be Sold by the Selling Stockholders: [●];

Number of Additional Shares Subject to Option: [●]; and

Initial Price to the Public: $[●] per share.]

EXHIBIT A

FORM OF LOCK-UP LETTER TO BE SIGNED BY DIRECTORS, OFFICERS

AND CERTAIN STOCKHOLDERS PURSUANT TO SECTION 5(h)

[●], 2018

ROBERT W. BAIRD & CO. INCORPORATED

RAYMOND JAMES & ASSOCIATES, INC.

STEPHENS INC.

      As Representatives of the several Underwriters

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

The undersigned understands that Robert W. Baird & Co. Incorporated (“Baird”), Raymond James & Associates, Inc. and Stephens Inc., as representatives (collectively, the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”), on behalf of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), with Construction Partners, Inc., a Delaware corporation (the “Company”), and the selling stockholders named in Schedule II thereto (collectively, the “Selling Stockholders”), providing for the public offering (the “Offering”) of the Company’s Class A common stock, par value $0.001 per share (“Class A Common Stock”), pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

To induce the Underwriters to continue their efforts in connection with the Offering, the undersigned hereby agrees that, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Offering (the “Restricted Period”), the undersigned shall not, without the prior written consent of Baird: (1) directly or indirectly offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, or establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (each within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to any shares of Class A Common Stock, any options or warrants to purchase Class A Common Stock or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, Class A Common Stock, whether now owned or hereafter acquired; (2) enter into any swap, forward contract, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Class A Common Stock, whether any such transaction described in clause (1) or this clause (2) is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise; (3) file or approve the filing of any registration statement with the SEC relating to the offering of any Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock, or make any demand for or exercise any right with respect to the registration of any Class A Common Stock or the filing of any registration statement with respect thereto; or (4) publicly disclose or announce an intention to effect any transaction specified in clause (1), (2) or (3). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer by the undersigned of Class A Common Stock other than in compliance with this lock-up agreement (this “Agreement”).

The foregoing restrictions shall not apply to: (a) sales of Class A Common Stock in the Offering; (b) sales of Class A Common Stock or other securities acquired in open market transactions after the completion of the Offering, provided that no public announcement or filing under Section 16(a) of the Exchange Act shall be required or voluntarily made in connection therewith; (c) transfers of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock (including, but not limited to, the Company’s Class B common stock, par value $0.001 per share (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”) as bona fide gifts; (d) transfers of Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock (including, but not limited to, Class B Common Stock) by will or estate or intestate succession to the undersigned’s immediate family, or to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family; (e) transfers or distributions of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock (including, but not limited to, Class B Common Stock) to limited partners, members, subsidiaries, stockholders or affiliates of, or investment funds or other entities controlled or managed by, the undersigned, to the extent the undersigned is a partnership, limited liability company or corporation; (f) the exercise of options to purchase Common Stock or the vesting, award, delivery or settlement of Common Stock and the receipt by the undersigned from the Company of Common Stock thereunder, in each case pursuant to the Company’s stock option or equity-based compensation plans that are described in the prospectus related to the Offering, and sales of such Common Stock in transactions exempt from Section 16(b) of the Exchange Act that are issued upon such exercise, vesting, delivery, award, settlement or receipt in order to pay or provide for any taxes due on such exercise, vesting, award, delivery, settlement or receipt or to pay the exercise price therefor, provided that the Common Stock received upon such exercise, vesting, award, delivery or settlement shall be subject to the restrictions set forth in this Agreement, and provided further that no public announcement or filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock shall be required or voluntarily made during the Restricted Period; (g) if then permitted by the Company, the establishment of a trading plan that satisfies the requirements of Rule 10b5-1 under the Exchange Act relating to sales by the undersigned of Class A Common Stock, provided that no Class A Common Stock may be sold pursuant to such trading plan during the Restricted Period, and provided further that no public announcement or filing under the Exchange Act regarding the establishment of such trading plan shall be required or voluntarily made by the undersigned or the Company during the Restricted Period; (h) the contribution, transfer, sale or distribution of shares of securities of the Company (including Common Stock) necessary to effectuate the Reclassification described in the prospectus relating to the Offering, provided that any such contribution, transfer, sale or distribution pursuant to this clause (h) occurs prior to the consummation of the Offering, and provided further that any contributee, transferee, purchaser or distributee (other than the Company) signs and delivers a lock-up letter substantially in the form of this Agreement for the balance of the Restricted Period; or (i) sales or transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of Class A Common Stock and involving a Change of Control of the Company, provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Class A Common Stock owned by the undersigned shall remain subject to the restrictions contained in this Agreement. For purposes of clause (i) in the preceding sentence, “Change of Control” shall mean the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result or which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act) or group of persons becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the Company’s voting stock. In the case of clause (c), (d) or (e) above: (i) each donee, heir, legatee, trustee, distributee, transferee or recipient shall sign and deliver an agreement substantially in the form of this Agreement for the balance of the Restricted Period; (ii) such transfer shall not involve a transfer for value; and (iii) no public announcement or filing under Section 16(a) of the Exchange Act shall be required or voluntarily made during the Restricted Period.

The undersigned understands that, if the undersigned is a director or officer of the Company: (1) this Agreement shall be applicable to any Company-directed shares that the undersigned may purchase in the Offering; (2) the Representatives shall notify the Company at least three business days before the effective date of any release or waiver of the restrictions set forth in this Agreement; (3) the Company shall promptly announce such impending release or waiver by a press release through a major news service; and (4) such release or waiver shall only be effective two business days after the publication date of such press release.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that, upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Agreement. The undersigned further understands that this Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that the Company and the Underwriters are relying upon this Agreement in proceeding toward consummation of the Offering. Whether or not the Offering actually occurs depends on a number of factors, including market conditions. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which remain subject to negotiation between the Company and the Underwriters.

This Agreement shall terminate and be of no further force and effect if: (i) the Company notifies the Representatives and the Selling Stockholders in writing that it does not intend to proceed with the Offering; (ii) the Representatives notify the Company and the Selling Stockholders in writing that they do not intend to proceed with the Offering; (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Class A Common Stock to be sold thereunder; or (iv) the Offering is not completed on or before September 30, 2018.

[Signature Page Follows.]

Very truly yours,

(Signature)

(Name)

(Address)

[Signature Page to Lock-Up Agreement]